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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-81243) pertaining to the 1992 Stock Option Plan and the 1993 Non-Employee Directors' Equity Incentive Plan of Questcor Pharmaceuticals, Inc, (formerly Cypros Pharmaceutical Corporation), and in the Registration Statements on Form S-3 (Nos. 333-25661, 333-32159, 333-23085, 333-17501 and 333-03507) of
Questcor Pharmaceuticals, Inc., of our report dated February 12, 1999 with respect to the financial statements of RiboGene, Inc. incorporated by reference in this Report (Form 8-K).


                                             /s/Ernst & Young LLP

Palo Alto, California
December 10, 1999